Exhibit 99.1

         WARRANT AMENDMENT ALLOWS LIABILITY TO BE RECLASSIFIED AS EQUITY

    SAN JOSE, Calif., Sept. 19 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC: NTFY) announced today that the Company had entered into (1) an amendment to its Series A Warrants issued in connection with the July 2001 Preferred Stock Offering (the "Warrants") with Commonwealth Associates, L.P. ("Commonwealth") and other holders of Warrants holding in the aggregate fifty-four (54%) percent of the outstanding Series A Warrants (as defined in the Warrants); (2) an amendment (the "Commitment Warrant Amendment") to the Commitment Warrant to Purchase 118,151 Shares of Common Stock dated as of May 16, 2001 with ComVest Venture Partners, L.P. and (3) an amendment to the Unit Purchase Option issued to Commonwealth in connection with the July 2001 Preferred Stock Offering of the Company (the "Unit Purchase Options").

    Each of the amendments amend the terms of the Warrants, Commitment Warrant and Unit Purchase Option agreement (collectively "Agreements") to limit the maximum number of additional common shares subject to issuance as a result of penalties provided for in Section 10 of each Agreement for certain defaults by the Company described in Section 10 of the Agreements to the number of additional common shares determined if the Company remained, with respect to its first default, in such default for five consecutive thirty (30) day periods. The original terms of the Agreements did not limit the number of additional common shares that could be subject to issuance as a result of such defaults and could have theoretically resulted in an infinite number of additional common shares being subject to issuance for such defaults. This provision subjected the Company to adverse accounting treatment with respect to the Amendments under Emerging Issues Task Force guidance EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, A Company's Own Stock" ("EITF 00-19").

    Each of the amendments is intended to amend the terms that made the Agreements subject to EITF 00-19 and allow them to be reclassified as equity at a value calculated using the Black-Scholes option-pricing model as of September 12, 2006. Because approximately 63% of our outstanding Unit Purchase Options have not been amended, however, we could be required to recognize additional non-cash charges if the conditions of EITF 00-19 are met with respect to the Unit Purchase Options and the underlying shares.

    "Due to the mechanics of EITF 00-19, Notify has recorded non cash losses of $457,919 identified as Loss on the Valuation of Warrants in fiscal 2006 as the value of our common stock increased," said Paul DePond, President of Notify Technology. "We believe these amendments should avoid any further material near-term non cash negative impact on our income statement as a result of EITF 00-19. "

    An 8-K was filed on September 19, 2006 describing the amendments and the agreements involved.

    About Notify Technology Corporation

    Founded in 1994, Notify Technology Corporation is an innovative software company developing mobility products for organizations of all sizes. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

    Forward-Looking Statements:

    This press release contains forward-looking statements related to Notify Technology Corporation that involve risks and uncertainties, including, but not limited to statements regarding the impact of the amendments to the warrants and unit purchase option on Notify Technology's future financial statements. These statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, the future trading price of our common stock, Notify Technology's interpretation of EITF 00-19, newly adopted accounting rules or changes to currently existing accounting rules, as well as other factors. For further information about these factors that could affect Notify Technology's future results, please see Notify Technology's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.

    Contacts:
    At Notify Technology Corporation:
    Jerry Rice, Chief Financial Officer
    Phone: 408-777-7927
    jerry.rice@notifycorp.com

SOURCE  Notify Technology Corporation
    -0-                             09/19/2006
    /CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, +1-408-777-7927, or jerry.rice@notifycorp.com/
    /Web site:  http://www.notifycorp.com /
    (NTFY)